UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report

July 8, 2015

(Date of earliest event reported)

SABINE OIL & GAS CORPORATION

(Formerly Forest Oil Corporation)
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-13515 (Commission File Number)	25-0484900 (I.R.S. Employer Identification No.)

1415 Louisiana, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(832) 242-9600
(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                               Entry into a Material Definitive Agreement.

On July 8, 2015, Sabine Oil & Gas Corporation (the “Company”) entered into an Amendment (the “Amendment”) to the Forbearance Agreement, dated as of May 20, 2015 (the “Forbearance Agreement”) that amended the Credit Agreement, dated as of December 14, 2012 (the “Credit Agreement”), by and among the Company, Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto.  Pursuant to the Amendment, the Administrative Agent has agreed to forbear from exercising remedies until the earlier of (i) certain events of default under the Forbearance Agreement or Credit Agreement, (ii) the acceleration or exercise of remedies by any other lender or creditor, and (iii) the earlier of the termination of the forbearance period under the Company’s revolving credit facility and July 15, 2015 (the “Forbearance Period”), with respect to the Company’s currently existing events of default under the Credit Agreement.  In exchange for the Administrative Agent agreeing to forbear, the Company has agreed during the Forbearance Period to, among other things, tighten certain covenants under the Credit Agreement.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03.                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Amendment is hereby incorporated into this Item 2.03 by reference.

ITEM 7.01.                               Regulation FD Disclosure.

On July 9, 2015, the Company issued a press release announcing that it had entered into the Amendment, as described above in Item 1.01.  The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The Company believes it is in the best interests of its stakeholders to actively address the Company’s debt and capital structure and is continuing discussions with its creditors and their respective professionals.  As of May 8, 2015, the Company had a cash balance of approximately $276.9 million, which provides substantial liquidity to fund its current operations. The Company is continuing to pay suppliers and other trade creditors in the ordinary course.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

ITEM 9.01.                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1

First Amendment, dated as of July 8, 2015, to Forbearance Agreement, dated as of May 20, 2015, to the Credit Agreement, dated as of December 14, 2012, by and among Sabine Oil & Gas Corporation, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 9, 2015	SABINE OIL & GAS CORPORATION

	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Senior Vice President, Land & Legal, General Counsel, Chief Compliance Officer and Secretary